Exhibit (i)(1)

Drinker Biddle & Reath LLP

One Logan Square

Suite 2000

Philadelphia, PA  19103

Telephone:  (215) 988-2700

October 16, 2015

The RBB Fund, Inc.

Bellevue Park Corporate Center

103 Bellevue Parkway

Wilmington, Delaware  19809

Re:                             Shares Registered by Post-Effective Amendment No. 182 to

Registration Statement on Form N-1A (File No. 33-20827)

Ladies and Gentlemen:

We have acted as counsel to The RBB Fund, Inc. (the “Company”) in connection with the preparation and filing with the Securities and Exchange Commission of Post-Effective Amendment No. 182 (the “Amendment”) to the Company’s Registration Statement on Form N-1A under the Securities Act of 1933, as amended.  The Board of Directors of the Company has authorized the issuance and sale by the Company of the following classes and numbers of shares of common stock, $0.001 par value per share (collectively, the “Shares”), with respect to the Company’s Boston Partners Emerging Markets Long/Short Fund, Boston Partners Alpha Blue Dynamic Equity Fund and Campbell Core Carry Fund:

PORTFOLIO	CLASS	AUTHORIZED SHARES
Boston Partners Emerging Markets Long/Short Fund	WWWWW	100,000,000
Boston Partners Alpha Blue Dynamic Equity Fund	XXXXX	100,000,000
Campbell Core Carry Fund	YYYYY	100,000,000

The Amendment seeks to register an indefinite number of the Shares.

We have reviewed the Company’s Articles of Incorporation, ByLaws, resolutions of its Board of Directors, and such other legal and factual matters as we have deemed appropriate.  This opinion is based exclusively on the Maryland General Corporation Law and the federal law of the United States of America.

Based upon and subject to the foregoing, it is our opinion that the Shares, when issued for payment as described in the Company’s Prospectuses offering the Shares and in accordance with the Company’s Articles of Incorporation for not less than $0.001 per share, will be legally issued, fully paid and non-assessable by the Company.

We consent to the filing of this opinion as an exhibit to the Amendment to the Company’s Registration Statement.

Very truly yours,

/s/ Drinker Biddle & Reath LLP
Drinker Biddle & Reath LLP